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                          WORLD EQUITY BENCHMARK SHARES

                                 BOOK-ENTRY-ONLY


                            Letter of Representation


                               Foreign Fund, Inc.
                                 Name of Issuer

                                    PFPC Inc.
                                  Name of Agent

                                                  (Date) 1995

The Depository Trust Company
55 Water Street, 49th Floor
New York, NY  10041


Attention:     General Counsel's Office

       Re:     World Equity Benchmark Shares ("WEBS") of Foreign Fund, Inc.
                               (Issue Description)


The purpose of this letter is to set out certain matters relating to the above-referenced WEBS. PFPC Inc. (the "Agent") is acting as Administrator, Accounting and Transfer Agent, or other Agent with respect to the WEBS. WEBS are shares of common stock of Foreign Fund, Inc. (the "Fund") issued by each of its initial seventeen series (each an "Index Series"), including: the Australia Index Series, the Austria Index Series; the Belgium Index Series, the Canada Index Series, the France Index Series, the Germany Index Series, the Hong Kong Index Series, the Italy Index Series, the Japan Index Series, the Malaysia Index Series, the Mexico Index Series, the Netherlands Index Series, the Singapore
(Free) Index Series, the Spain Index Series, the Sweden Index Series, the Switzerland Index Series and the United Kingdom Index Series pursuant to the Fund's articles of incorporation and bylaws and its registration statement on Form N-1A and related documents and instruments (the "Documents"). The Fund's Board of Directors may authorize additional Index Series. Pursuant to offering made in
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accordance with the Documents, the Fund will issue and redeem WEBS of each Index
Series only in aggregations of a specified number of WEBS ("Creation Units").
See Appendix A. WEBS will be listed on the American Stock Exchange. The Depository Trust Company ("DTC") will act as securities depository for the WEBS, and DTC or its nominee will be the record or registered owner of all outstanding WEBS.

To induce DTC to accept the WEBS as eligible for deposit at DTC and act in accordance with its Rules with respect to the WEBS, the Issuer and the Agent make the following representations to DTC.

1. The WEBS of each Index Series are shares of common stock of an open-end investment company registered or to be registered with the Securities and Exchange Commission. Each Index Series of WEBS will have its own CUSIP number. The Issuer shall cause to be delivered at the time of the initial deposit a global certificate for each of the Index Series of WEBS (the "Certificates") registered in the name of DTC's nominee, Cede & Co., to be held in custody by the Agent on behalf of DTC, which will represent in each case the total number of WEBS of each Index Series respectively issued by the Fund, which number shall be adjusted as appropriate by the Agent.

     Each Certificate shall bear the following legend:

          Unless this Certificate is presented by an authorized representative of The Depository Trust Company ("DTC"), a New York corporation, to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is required by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
          DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     The Certificate shall remain in the Agent's possession as custodian for DTC pursuant to arrangements between the Agent and DTC, except as provided below.
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2.   In the event of any solicitation of consents from or voting by holders of
     WEBS, the Issuer shall establish a record date for such purposes and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Notices to DTC pursuant to this paragraph by telecopy shall be sent to DTC's Reorganization Department at
     (212) 709-6896, or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to the address set forth below.

     Each WEBS will have one vote. DTC shall make available to the Issuer and Agent upon written request and for a customary fee from time to time a listing of the WEBS holdings of each DTC Participant. Such request will be addressed to DTC's Reorganization Department. Notices sent by telecopy will be sent to (212) 709-1093 or (212) 709-1094. Notices sent by mail or by any other means will be sent to:

          Manager, Reorganization Department
          Reorganization Window
          The Depository Trust Company
          7 Hanover Square, 23rd Floor
          New York, NY  10004-2695

     The Issuer or Agent shall provide each such DTC Participant with copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement, or communication may be transmitted by such DTC Participant, directly or indirectly, to the beneficial owners of WEBS.

3. All notices and payment advices sent to DTC shall contain the CUSIP number of the WEBS of the respective Index Series.

4. Dividend or distribution payments by the Fund or any Index Series thereof shall be received by Cede & Co., an nominee of DTC, or its registered assignments in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between the Issuer or Agent and DTC). Such payments shall be made payable to the order of Cede & Co.
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                                                                               4


     In the event that the Fund takes any action in respect of payment or nonpayment of dividends or other distributions on WEBS of any Index Series, the Agent shall promptly notify DTC of such action, and shall give DTC notice of any applicable record date and the per WEBS amount to be paid. Such notice shall be given by telephoning the Supervisor of DTC's Dividend Announcement Section at (212) 709-1270 or by telecopy sent to (212) 709-1723 on the date the dividend is declared. Such verbal or telecopy notice shall be followed promptly by written confirmation sent by a secure means to:

          Manager, Announcements
          Dividend Department
          The Depository Trust Company
          7 Hanover Square, 22nd Floor
          New York, NY  10004-2695

5. Other cash payments by the Fund or any Index Series thereof shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in [same day] [next day] [note: after 2/96, same day will be required] funds on each payment date (or in accordance with existing arrangements between the Company or the Depositary and DTC). Such payments shall be made payable to the order of Cede & Co., and, absent any other existing arrangements, shall be addressed as follows:

          [NDFS] [SDFS] Redemption Department
          The Depository Trust Company
          55 Water Street
          50th Floor
          New York, New York  10041-0099

6. DTC may direct the Issuer or Agent to use any other telephone number for facsimile transmission, address or department of DTC as the number, address or department to which notices may be sent.

7. Upon written request to DTC's Reorganization Department DTC shall release security position listings only to authorized persons of the Issuer and Agent.

8. In the event of issuance and redemption of WEBS in Creation Unit size aggregations or any similar transactions necessitating an increase or decrease in the number of outstanding WEBS of any Index Series,
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     DTC's DWAC procedures will be followed.  Agent recognizes that DTC accepts such instructions up until 6:30 p.m. New York City time. Concurrently therewith, the Agent shall make appropriate notation on an attachment to each applicable Certificate indicating the amount of such decrease or increase and the total number of WEBS outstanding. On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through DTC's DWAC system to increase the Participant's account by a specified number of WEBS (a "Deposit Instruction"), Agent shall, before 6:30 p.m., New York City time, approve or cancel the Deposit Instruction through the DWAC system. On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through the DWAC system to decrease the Participant's account by a specified number of WEBS (a "Withdrawal Instruction"), Agent shall, before 6:30 p.m. New York City time either approve or cancel the Withdrawal Instruction through the DWAC system.
     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of registration of transfer to the name of Cede & Co. for the quantity of WEBS evidenced by the instruction after the Deposit or Withdrawal Instruction is effected. All such transactions shall be effected utilizing DTC's procedures as in effect until further notice.

9. In the Event the Issuer determines pursuant to the Document(s) that beneficial owners of the WEBS shall be able to obtain certificated WEBS, the Issuer or Agent shall notify DTC of the availability of WEBS certificates and shall issue, transfer and exchange WEBS certificates in appropriate amounts as required by DTC and others.

10. (a) DTC may determine to discontinue providing its service as securities depository with respect to the WEBS at any time by giving reasonable prior written notice to the Issuer or Agent (with a copy to the Issuer) (at which time DTC will confirm with the Issuer or Agent the aggregate number of WEBS of each Index Series outstanding) and discharge its responsibilities with respect thereto under applicable law.

     (b) The Issuer may determine to discontinue the services of DTC thereunder (at which time DTC will
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                                                                               6


     confirm with the Agent the aggregate number of WEBS of each Index Series outstanding).

11. If applicable, publication of tax information and other like notification will also be made to DTC.

12. Issuer (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the WEBS any information contained in the Certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the WEBS shall be deemed to have notice of the provisions of the Certificate(s) by virtue of submission of such Certificates(s) to DTC.

13. Nothing herein shall be deemed to require the Agent to advance funds on behalf of the Issuer.

                         Very truly yours,

                         FOREIGN FUND, INC.
                         (As Issuer)

                         By:
                            (Authorized Officer's Signature)


                         PFPC INC.
                         (As Agent)

                         By:
                            (Authorized Officer's Signature)

                         Address for Purposes of Notice:




                         Received and Accepted:

                         THE DEPOSITORY TRUST COMPANY

                         By:
                            (Authorized Officer's Signature)

                         Dated:         , 1995
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                       PRINCIPAL AND INCOME PAYMENTS RIDER


1. This Rider supersedes any contradictory language set forth in the Letter of Representations to which it is appended.

2.   With respect to principal and income payments in the Securities:

     A. DTC shall receive all dividend and interest payments on payable date in same-day funds by 2:30 p.m. ET (Eastern Time).

     B. Issuer agrees that it or Agent shall provide dividend and interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer agrees that it or Agent shall provide this information directly to DTC in advance of the dividend or interest record date as soon as the information is available.

          This information should be conveyed directly to DTC electronically.
          If electronic transmission is not possible, such information should be conveyed by telephone or facsimile transmission to:

          The Depository Trust Company
          Manager, Announcements
          Dividend Department
          7 Hanover Square, 22nd Floor
          New York, NY 10004

          Phone:  (212) 709-1270
          Fax:  (212) 709-1723, 1686

     C. Issuer agrees that for dividend and interest payments, it or Agent shall provide automated notification of CUSIP-level detail to the depository no later than noon ET on the payment date.

     D. DTC shall receive maturity and redemption payments and CUSIP-level detail on the payable date in same-day funds by 2:30 p.m. ET. Absent any other arrangements between Agent and DTC, such payments
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          shall be wired according to the following instructions:

          Chemical Bank
          ABA 021000128
          For credit to A/C Depository Trust Company
          Redemption Account 066-027306

          In accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures a copy of which has previously been furnished to Agent.

     E. DTC shall receive all other payments and CUSIP-level detail resulting from corporate actions (such as tender offers or mergers) on the first payable date in same-day funds by 2:30 p.m. ET. Absent any other arrangements between the Agent and DTC, such payments shall be wired to the following address:

          Chemical Bank
          ABA 021000128
          For credit to A/C Depository Trust Company
          Reorganization Account 066-027608